EXHIBIT 10.4

SECURITY AGREEMENT

THIS AGREEMENT, made this 30th day of March 2020, under the laws of the State of New Jersey.

BETWEEN SAMENT CAPITAL INVESTMENTS, INC. (herein called the “Secured Party”) whose address is 2040 Main Street, Suite 225, Irvine CA 92614 and EDIBLE GARDEN INCORPORATED (herein called the “Debtor”), whose address is 283 Country Road 519, Belvidere, NJ 079823.

WITNESSETH:

To secure:

1. The payment of an indebtedness of the Debtor to the Secured Party in the amount of Three Million ($3,000,000) Dollars as evidenced by the promissory note signed on the date herewith (the “Promissory Note”),

2. Any other indebtedness or liability of the Debtor to the Secured Party hereafter arising, including all future advances or loans which may be made by Secured Party to Debtor, (all hereinafter called the “obligations”).

3. All costs and expenses incurred by the Secured Party in the collection of the foregoing, including reasonable attorney’s fees and other expenses for pursuing, searching for, receiving, taking, keeping, storing, advertising, and selling the collateral. If the Debtor shall default, after written notice and a 10 day cure period in the performance of any of the provisions of this agreement on the Debtor’s part to be performed, Secured Party may perform same for the Debtor’s account and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the indebtedness.

Debtor hereby grants and conveys to the Secured Party, a security interest in, and mortgages to the Secured Party, the following collateral (the “Collateral”):

a. All of the tangible greenhouse assets (“Assets”) of the Debtor located at 283 County Road 519, Belvidere, NJ 07823. The Debtor and Secured Party have agreed that all of the obligations of this agreement will be secured by the Assets.

b. All proceeds thereof, if any,

c. All substitutions, replacements and accessions thereto

DEBTOR WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

1. To pay and perform all of the obligations secured by this Agreement according to their terms.

2. To defend the title to the collateral granted Secured Party against all persons and against all claims and demands whatsoever, which collateral, except for the security interest granted hereby, is lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments except as may be set forth in the schedule attached hereto.

3. On demand of the Secured Party to do the following: furnish further assurance of title, execute any written agreement or do any other acts reasonably necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Secured Party in the collateral and pay all filing fees in connection therewith.

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4. To retain possession of the collateral during the existence of this Agreement and not to sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of same, except in the ordinary course of business without the written consent of the Secured Party.

5. Except as mutually agreed to by the parties, to keep the collateral free and clear of all liens, charges, encumbrances, taxes and assessments.

6. To pay, when due, all taxes, assessments and license fees relating to the collateral.

7. To keep the collateral, at Debtor’s own cost and expense, in good repair and condition and not to misuse, abuse, waste or allow it to deteriorate except for normal wear and tear and to make same available for inspection by the Secured Party at all reasonable times upon two (2) day written notice.

8. To keep the collateral insured against loss by fire (including extended coverage), theft and other hazards as the Secured Party may reasonably require. Policies shall be in such form and in an aggregate amount equal to or exceeding the principal balance due under the Promissory Note at the time such policy is issued or renewed and with such companies as the Secured Party may approve, such approval not to be unreasonably withheld. Policies shall be obtained from responsible insurers authorized to do business in New Jersey. Certificates of insurance or policies, payable to the respective parties as their interest may appear, shall be deposited with the Secured Party who is authorized, but under no duty, to obtain such insurance upon failure of the Debtor to do so after written notice to Debtor and a 10-day cure period thereafter. Debtor shall give immediate written notice to the Secured Party and to insurers of loss or damage to the collateral and shall promptly file proofs of loss with insurers. Debtor hereby assigns to the Secured Party all sums which may become payable under such insurance, including return premiums and dividends, as additional security for the indebtedness, but such assignment may only be exercised by Secured Party if Debtor is in default and 10 days have passed since notice of such default was given to Debtor by Secured Party and such default remains substantially uncured. Any other return premiums and/or dividends shall be paid to Debtor.

9. To immediately notify the Secured Party in writing of any change in or discontinuance of Debtor’s place or places of business.

DEFAULT:

1. The following shall constitute a default by Debtor:

a. Failure to pay the principal or interest on the Promissory Note and any other indebtedness when due and to then cure such failure after 10 days written notice thereof by Secured Party to Debtor.

b. Failure by Debtor to comply with or perform any provision of this agreement, after notice and a 10-day cure period.

c. False or misleading written material representations or warranties made or given by Debtor in connection with this agreement to Secured Party.

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d. Subjection of the collateral to levy of execution or other judicial process.

e. Commencement of any insolvency proceeding by or against the Debtor or of any guarantor of or surety for the Debtor’s obligations which is not dismissed or otherwise disposed of within 60 days of commencement.

2. Upon any default of the Debtor and at the option of the Secured Party, the obligations secured by this Agreement shall, after written notice thereof by Secured Party to Debtor and the passage of 10 days’ time without such default being substantially cured, immediately become due and payable in full and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the collateral and disposition of the proceeds as are accorded to a Secured Party by the applicable sections of the Uniform Commercial Code as enacted in New Jersey respecting “Default”, in effect as of the date of this Security Agreement.

GENERAL PROVISIONS:

1. Debtor consents to any extension of time or payment.

2. All items of collateral shall not become part of the freehold regardless of the manner of affixation and be kept at Debtor’s places of business in Belvidere, New Jersey, except in the ordinary course of business.

3. The Debtor shall remain liable for any deficiency resulting from a commercially reasonable sale of collateral, and Debtor shall pay any such deficiency forthwith on demand and upon presentment of proof of the deficiency amount.

4. The Uniform Commercial Code as enacted in the State of New Jersey shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision of this agreement. In addition to its statutory rights, the Secured Party may:

a. require Debtor to assemble the collateral and make it available to the Secured Party at a place to be designated by the Secured Party, reasonably convenient to both parties;

b. unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice will be met if such notice is mailed, postage prepaid, to the address of the Debtor shown above, at least three business days before the time of sale or disposition.

5. In addition to any rights granted to Secured Party under the Uniform Commercial Code as enacted in the State of New Jersey, in the event of an unremedied default by the Debtor, Secured Party may elect to take over the operations of the Debtor in its Belvidere, New Jersey location and continue to operate said business. Such election shall be deemed to be full satisfaction of Debtor’s obligations to Secured Party hereunder and under the Promissory Note.

6. Any waiver of or acquiescence in any default by the Debtor, or failure of the Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this Agreement, shall not constitute a waiver of any subsequent or other default or failure, except as provided otherwise at law or in equity.

7. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and any legal representatives, successors and assignees.

8. Secured Party may assign this agreement only upon written approval of Debtor, which approval shall not be unreasonably withheld and if assigned the assignee shall be entitled, upon notifying the Debtor, to performance of all of Debtor’s obligations and agreements hereunder and the assignee shall be entitled to all of the rights and remedies of the Secured Party hereunder.

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9. The Secured Party is hereby authorized to file a Financing Statement as executed by Debtor.

10. Miscellaneous Provisions

a. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding.

b. This Agreement shall be binding on the heirs, executors, administrators, legal representatives, successors, and assigns of the respective parties.

c. The validity of this Agreement and any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of New Jersey. This Agreement is made, and is performable, in Warren County, New Jersey.

d. This Agreement may only be amended by the mutual agreement of the parties herein in a properly executed written instrument specifically referencing this Agreement.

e. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

f. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

g. Except as specifically provided otherwise herein, any and all notices or other communications required or permitted by this Agreement or by law to be delivered to, served on, or given to any party to this Agreement by any other party to this Agreement shall be in writing and shall be deemed properly delivered, given, or served when personally delivered to the party to whom it is directed, or in lieu of personal service, when deposited in the United States mail, first-class postage prepaid, certified mail, return receipt requested, at the hereafter indicated addresses for notice. Any party may change his, her, or its address for the purposes of this Paragraph by giving written notice of the change to all other parties in the manner provided in this Paragraph. The parties’ addresses for notice hereunder shall be as set forth on the first page of this Agreement.

h. Any signatory to this Agreement who is the prevailing party in any legal proceeding against any other signatory under or with relation to this Agreement or the transaction(s) contemplated herein shall be additionally entitled to recover Court costs and reasonable attorneys’ fees from the non-prevailing party.

i. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which, when taken together, shall constitute but one Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year first above written.

SAMENT CAPITAL INVESTMENTS, INC.		EDIBLE GARDEN INCORPORATED

By:	/s/ Michael Nahass	By:	/s/ Michael C. James

Name:	Michael Nahass	Name:	Michael C. James

Title:	President/COO	Title:	Treasurer

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